Exhibit 21

Subsidiary Name	Jurisdiction of Incorporation

American Enterprise Investment Services Inc.	Minnesota
American Express Property Casualty Insurance Agency of Kentucky Inc.	Kentucky
American Express Property Casualty Insurance Agency of Maryland Inc.	Maryland
American Express Property Casualty Insurance Agency of Mississippi Inc.	Mississippi
American Express Property Casualty Insurance Agency of Pennsylvania Inc.	Pennsylvania
Ameriprise Bank, FSB	New York
Ameriprise Capital Trust I	Delaware
Ameriprise Capital Trust II	Delaware
Ameriprise Capital Trust III	Delaware
Ameriprise Capital Trust IV	Delaware
Ameriprise Captive Insurance Company	Vermont
Ameriprise Certificate Company	Delaware
Investors Syndicate Development Corporation	Nevada
Ameriprise Financial Services, Inc.	Delaware
Ameriprise India Private Limited	India
Ameriprise Trust Company	Minnesota
IDS Management Corporation	Minnesota
IDS Futures Corporation	Minnesota
IDS Property Casualty Insurance Company	Wisconsin
Ameriprise Auto & Home Insurance Agency, Inc.	Wisconsin
Ameriprise Insurance Company	Wisconsin
RiverSource Distributors, Inc.	Delaware
RiverSource Investments LLC	Minnesota
Advisory Capital Strategies Group Inc.	Minnesota
Boston Equity General Partner LLC	Delaware
Kenwood Capital Management LLC (47.7% owned)	Delaware
IDS Capital Holdings Inc.	Minnesota
RiverSource CDO Seed Investment, LLC	Minnesota
RiverSource Life Insurance Company	Minnesota
RiverSource Life Insurance Co. of New York	New York
IDS REO 1, LLC	Minnesota
IDS REO 2, LLC	Minnesota
RiverSource Service Corporation	Minnesota
RiverSource Tax Advantaged Investments, Inc.	Delaware
AEXP Affordable Housing LLC	Delaware
Securities America Financial Corporation	Nebraska
Realty Assets, Inc.	Nebraska
Securities America, Inc.	Delaware
Securities America Advisors, Inc.	Nebraska
Threadneedle Asset Management Holdings Ltd.	United Kingdom
Threadneedle Investments (Channel Islands) Ltd.	Jersey, Channel Islands
Threadneedle Asset Management Ltd.	United Kingdom
Crescendo Management International Ltd	Cayman Islands
Threadneedle Global Crescendo Management Ltd	Cayman Islands
Threadneedle Portfolio Services Ltd	United Kingdom
Threadneedle Portfolio Services Hong Kong Ltd	Hong Kong
Threadneedle Unit Trust Manager Ltd.	United Kingdom
Threadneedle Asset Management Finance Ltd.	United Kingdom
Threadneedle Asset Management (Nominees) Ltd.	United Kingdom

Threadneedle Financial Services Ltd.	United Kingdom
Threadneedle Investment Advisors Ltd.	United Kingdom
Threadneedle Portfolio Managers Ltd.	United Kingdom
ADT Nominees Ltd	United Kingdom
Threadneedle Property GP Holdings Ltd.	United Kingdom
Threadneedle Investment Services GMbH	Germany
Threadneedle International Fund Management Ltd.	United Kingdom
Threadneedle International Ltd.	United Kingdom
Threadneedle Navigator ISA Manager Ltd.	United Kingdom
Threadneedle Investment Services Ltd.	United Kingdom
Threadneedle Management Services Ltd.	United Kingdom
Threadneedle Rural Property Services Ltd.	United Kingdom
Threadneedle Property Services Ltd.	United Kingdom
Threadneedle Pension Trustees Ltd.	United Kingdom
Threadneedle Pensions Ltd.	United Kingdom
Sackville (TPEN)	United Kingdom
Crockhamwell Road Management Ltd (50% owned)	United Kingdom
Threadneedle Property Investments Ltd.	United Kingdom
Sackville Property (GP) Ltd.	United Kingdom
Sackville TPEN Property (GP) Ltd.	United Kingdom
Sackville TPEN Property Nominee Ltd.	United Kingdom
Sackville TPEN Property Nominee (2) Ltd.	United Kingdom
Sackville Tandem Property (GP) Ltd.	United Kingdom
Sackville Tandem Property Nominee Ltd.	United Kingdom
Sackville TSP Property (GP) Ltd.	United Kingdom
Sackville TSP Property Nominee Ltd.	United Kingdom
Cornbrash Park Management Company Ltd	United Kingdom
Highcross (Slough) Management Ltd	United Kingdom
Convivo Capital Management Ltd	United Kingdom
Convivo Guernsey Ltd	Guernsey
Threadneedle Emerging Currencies Crescendo Management Ltd	Cayman Islands
Threadneedle European Crescendo Management Ltd	Cayman Islands
Threadneedle UK Crescendo Management Ltd	Cayman Islands